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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 23, 2001

                                     between

                       CCC INFORMATION SERVICES GROUP INC.

                                       and

                          CAPRICORN INVESTORS III, L.P.

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                                TABLE OF CONTENTS

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
ARTICLE I REGISTRATION RIGHTS..................................................1

      Section 1.1  Demand Registration.........................................1

      Section 1.2  Piggyback Rights............................................4

      Section 1.3  Lock-Up Agreements..........................................5

      Section 1.4  Registration Procedures.....................................5

      Section 1.5  Suspension of Dispositions..................................8

      Section 1.6  Registration Expenses.......................................8

      Section 1.7  Indemnification.............................................9

      Section 1.8  Reliance on Rule 144.......................................11

      Section 1.9  Information by Holder......................................11

ARTICLE II MISCELLANEOUS......................................................11

      Section 2.1  Notices....................................................11

      Section 2.2  Entire Agreement...........................................12

      Section 2.3  Non-Waiver.................................................12

      Section 2.4  Transferees................................................12

      Section 2.5  No Superior Registration Rights............................13

      Section 2.6  Severability...............................................13

      Section 2.7  Governing Law..............................................13

      Section 2.8  Construction...............................................13

      Section 2.9  Counterparts...............................................13

      Section 2.10 Amendments.................................................13

      Section 2.11 Aggregation of Shares......................................13

      Section 2.12 Definitions................................................14
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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into and effective as of February 23, 2001, between CCC Information Services Group Inc., a Delaware corporation (the "Company"), and Capricorn Investors III, L.P. and any direct or indirect transferees of Capricorn Investors III, L.P. who become parties to this Agreement in accordance with the provisions of Section 2.4 hereof.

      WHEREAS, the parties hereto desire to enter into this Agreement on the terms set forth herein; and

      WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the respective meanings indicated in Section 2.12 hereof.

      In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               REGISTRATION RIGHTS

      Section 1.1 Demand Registration.

            (a) Request for Registration.

            (i) At any time after the first anniversary of the date hereof, a Holder or Holders, who collectively own at least fifty percent (50%) of the Registrable Shares held by all Holders (the "Requesting Holders"), may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided, however, that the aggregate market value (based on the current market price of the Common Stock on the date the Company receives the Demand Request) of the Registrable Shares to which such Demand Request relates must be at least $5,000,000; provided, further, that Holders may make only one such Demand Request in any six month period.

            (ii) The Company shall effect such Demand Registration on Form S-3 promulgated under the Securities Act or any successor form thereto; provided, however, that, if at any time, the Company is not eligible to register securities on Form S-3 or such successor form, such Requesting Holder shall have the right to require the Company to effect the proposed Demand Registration on Form S-1 promulgated under the Securities Act or any successor form thereto.

            (iii) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. If the Requesting Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as part of their Demand Request, and the right of any Holder or Permitted Third-Party Holder to include Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's or Permitted Third-Party Holder's Registrable Shares in the underwriting. All Holders and Permitted Third-Party Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in accordance with Section 1.1(c).

            (iv) Subject to Section 1.1(f), the Company shall file the Demand Registration within ninety (90) days after receiving a Demand Request (the "Required Filing Date") and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as promptly as reasonably practicable after such filing; provided, however, that the Company need effect only an aggregate of three (3) Demand Registrations pursuant to Demand Requests made pursuant to this Section 1.1(a) only one (1) of which is required to be an underwritten offering; and provided further, that if the Company is not eligible to register securities on Form S-3 or any successor form thereto, the Company need only affect an aggregate of two
      (2) Demand Registrations on Form S-1 or any successor form thereto pursuant to Demand Requests made pursuant to this Section 1.1(a) only one
      (1) of which is required to be an underwritten offering. The Company shall not be required to effect a registration pursuant to Section 1.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

      (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective unless the Requesting Holders holding a majority of the Registrable Shares held by Requesting Holders for which registration was previously requested withdraw their Demand Request and the Company has performed its obligations hereunder in all material respects, in which case such registration will count as a Demand Registration unless either (i) the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration or (ii) the Requesting Holders withrew such Registrable Shares pursuant to the second sentence of Section 1.1(d); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

      (c) Selection of Underwriters. Subject to the limitations of Section 1.1(a)(iv), the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders to be registered in a Demand Registration shall select a nationally recognized investment banking firm or firms to manage the underwritten offering;


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provided, however, that such selection shall be subject to the consent of the
Company, which consent shall not be unreasonably withheld or delayed.

      (d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than the Requesting Holders shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company and the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders for which registration was previously requested may withdraw their Demand Request by giving notice to the Company, and if withdrawn, the Demand Request shall be deemed not to have been made for purposes of this
Section 1.1. If such Requesting Holders do not withdraw such Demand Request, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect, and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such Demand Registration by each such Requesting Holder.

      (e) Rights of Nonrequesting Owners. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) Business Days) give written notice of such proposed Demand Registration to all other Holders of Registrable Shares and to all Permitted Third-Party Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request.

      (f) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by this Section 1.1 until a date not later than ninety (90) days after the Required Filing Date (or, if applicable, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be seriously detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities; (ii) prior to receiving the Demand Request, the Board of Directors of the Company had determined to effect a registered underwritten public offering of the Company's securities for the Company's account, and the Company has taken substantial


                                       3
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steps and is proceeding with reasonable diligence to effect such offering or the
Company has already effected a registered public offering within the previous one hundred eighty (180) days; or (iii) in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time. A deferral of the filing of a registration statement pursuant to this
Section 1.1(f) shall be lifted and the requested registration statement shall be filed as promptly as reasonably practicable, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 1.1(f), the Company shall promptly (but in any event within ten (10) Business Days), upon determining to seek such deferral, deliver to each Requesting Holder, if applicable, a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 1.1(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; and if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Section 1.1. The Company may defer the filing of a particular registration statement pursuant to this
Section 1.1(f) only twice in any twelve (12) month period.

      Section 1.2 Piggyback Rights (a) Right to Piggyback. Each time the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to an Excluded Registration) for sale to the public and the registration form to be used may be used for the registration of Registrable Shares, the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than fifteen (15) days prior to the effective date of such registration statement) and such notice shall offer such Holders the opportunity to have any or all of the Registrable Shares included in such registration statement, subject to the limitations contained in Section 1.2(b). The Holders desiring to have their Registrable Shares registered under this Section 1.2 will so advise the Company in writing within seven (7) days after the date of receipt of such notice from the Company. Subject to Section 1.2(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other Common Stock originally proposed to be registered.

      (b) Priority on Registrations. If the managing underwriter advises the Company in writing that the number of Shares requested to be included in the registration by all Persons (including the Company) exceeds the number of Shares which can be sold in such offering without having a Material Adverse Effect on such offering, including, without limitation, the price at which such securities can be sold (the "Maximum Offering Size"), the Company will be obligated to include in such registration only (i)


                                       4
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first, (x) if such registration was initiated by the Company for the sale of
Shares for its own account, any and all Shares for sale by the Company, or (y) if such registration was initiated by any Holder or Holders pursuant to any Demand Request, any and all Shares for sale by the Requesting Holders pursuant to such Demand Request, (ii) second, if such registration was not initiated by the Company for the sale of Shares for its own account, to the extent of any remaining Shares which may be sold in such offering, without exceeding the Maximum Offering Size, any Shares for sale by the Company, (iii) third, to the extent of any remaining Shares which may be sold in such offering without exceeding the Maximum Offering Size, each other Holder and Permitted Third-Party Holder shall be entitled to include any and all Shares held by such holders in the registration (pro rata based on the total number of such Shares requested to be included in such registration by each such holder), and (iv) fourth, to the extent of any remaining Shares which may be sold in such offering without exceeding the Maximum Offering Size, pro rata among any other Shares requested to be included pursuant to any other registration rights, except for those of Permitted Third Party Holders, that may have been, or may hereafter be, granted by the Company (on the basis of the total number of Shares that each holder requests to be included in such registration). No Person may participate in any registration under this Section 1.2 unless such Person (x) agrees to sell such Person's Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      Section 1.3 Lock-Up Agreements. Each Holder of Registrable Shares agrees that it will not, to the extent requested by the Company and the managing underwriter or underwriters, sell or otherwise dispose of any Shares or Common Stock Equivalents, including, but not limited to, any sale pursuant to Rule 144 of the Securities Act, during a period specified by the Company and such underwriter or underwriters (not to exceed one hundred eighty (180) days after the effective date of any underwritten public offering of securities of the Company registered under the Securities Act), except in conjunction with such underwritten offering, provided that each executive officer and director of the Company holding Shares or Common Stock Equivalents shall enter into similar agreements that are no more favorable to such executive officers and directors than those executed by the Holders of Registrable Shares. Notwithstanding the foregoing, in the event that the Company or the underwriter releases any such executive officer or director or any other Holder of Registrable Shares (the "Released Holder") from the requirements of the foregoing provisions, each Holder shall be entitled to a corresponding pro rata release from such provisions.

      Section 1.4 Registration Procedures. Whenever the Holders have requested that any Registrable Shares be registered pursuant to a Demand Registration, the Company will use its commercially reasonable efforts to effect the registration and the sale of such securities covered by such registration in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:


                                       5
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            (a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such securities covered by such registration and use its commercially reasonable efforts to cause such registration statement to become effective;

            (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one year (or, in the case of an underwritten offering, such lesser period as is necessary for the underwriters to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) modify, at the reasonable request of any seller of securities covered by such registration, any information contained in such registration statement, amendment and supplement thereto pertaining to such seller if such modification would be required in order that the prospectus not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d) furnish to each seller of securities covered by such registration and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the securities covered by such registration owned by such seller or the sale of such securities by such underwriters;

            (e) use its commercially reasonable efforts to register or qualify such securities covered by such registration under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the securities covered by such registration owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process or taxation in any such jurisdiction);

            (f) notify each seller of securities covered by such registration promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information or, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any other event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities covered by such registration, such prospectus will not contain an untrue statement of a


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material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (g) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company, is required in connection with the distribution of the securities covered by such registration;

            (h) in connection with any underwritten public offering, enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration;

            (i) advise each seller of such securities covered by such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (j) cause all such securities covered by such registration pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

            (k) cooperate with the sellers of securities covered by such registration, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the sellers of securities covered by such registration or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the sellers of securities covered by such registration, in efforts to sell the securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten secondary offerings of a comparable amount of equity securities;

            (l) furnish to each seller of securities covered by such registration who so requests and the underwriters of the securities being registered legal opinions of the Company's counsel in customary form; and

            (m) in connection with any underwritten public offering, obtain a comfort letter from the Company's independent public accountants in customary form.

      Section 1.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares, that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has


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received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares, current at the time of receipt of the Suspension Notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 1.4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

      Section 1.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), internal expenses of the Company, rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders and included in the registration), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, reasonable and customary fees and expenses of up to one counsel for the Holders participating in the offering, and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided, that in no event shall Registration Expenses include any underwriting discounts or commissions attributable to the sale of the Registrable Shares or fees and expenses of any counsel (other than as permitted above), accountants or other persons retained or employed by the Holders.

      Section 1.7 Indemnification. (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, general partners, limited partners, officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) (collectively, the "Seller Affiliates") against all losses, claims, damages, liabilities, costs and expenses, joint or several (including, without limitation, reasonable fees and disbursements of legal counsel and other agents except as limited by subparagraph (c) below) (collectively, "Damages") as may be

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reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or caused by any violation by the Company of any securities or blue sky laws of any jurisdiction; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate specifically for use therein or by such seller or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same.

            (b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will indemnify the Company, its directors, officers and other security holders, including, without limitation, each Person who controls the Company (within the meaning of the Securities Act), against any Damages as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for use therein; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be limited to the amount by which the proceeds, net of underwriting discounts and commissions but not expenses, received by such seller from the sale of Registrable Shares pursuant to such registration statement exceed the amount of any damages that such seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (c) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with legal counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate legal counsel and to participate in the defense of such claim, but the fees and expenses of such legal counsel shall be at the expense of such Person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume (or shall not be permitted to assume such defense pursuant to clause (B) above) the defense of such claim and employ legal counsel reasonably satisfactory to such Person or (Z) such Person shall have been advised by counsel that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided,

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however, that the withholding of consent to any settlement by any indemnified party will not be deemed to be unreasonable if such settlement does not contain an unconditional release of such indemnified party from each Person asserting any claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one legal counsel for all parties indemnified by such indemnifying party with respect to such claim (and one local counsel in each jurisdiction where engagement of local counsel is necessary to defend such claim), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 1.7(a) or Section 1.7(b) are unavailable or insufficient (other than in accordance with the terms thereof) to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 1.7(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 1.7(c), defending any such action or claim. Notwithstanding the provisions of this
Section 1.7(d), no Holder shall be required to contribute an amount greater than the proceeds , net of underwriting discounts and commissions but not expenses, received by such Holder with respect to the sale of any Registrable Shares. Notwithstanding anything to the contrary herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 1.7(d) to contribute shall be several and not joint.

      Section 1.8 Reliance on Rule 144. If any proposed sale of Registrable Shares may be effected by the Holders thereof pursuant to Rule 144(k) without any Material Adverse Effect on the proposed sale, including, without limitation, the contemplated price at which such securities can be sold, then the Holders covenant to rely upon Rule 144(k) in the sale thereof in lieu of requesting a Demand Registration. Notwithstanding the foregoing, the Holders shall not be obligated to take any action so that they may become eligible to use or rely upon Rule 144(k) in connection with any sale or distribution.

      Section 1.9 Information by Holder. The Holder or Holders of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS

      Section 2.1 Notices. Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing. Notice may be served in any manner, including by facsimile or nationally recognized overnight courier service, but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee. For purposes of notice, the addresses of the parties shall be as follows:

      if to the Company, to

            CCC Information Services Group Inc.
            World Trade Center Chicago
            444 Merchandise Mart
            Chicago, Illinois 60654
            Attention:  Githesh Ramamurthy
            Telecopier:  (312) 527-1194

      with a copy to (which shall not constitute notice):

            Skadden, Arps, Slate, Meagher & Flom (Illinois)
            333 West Wacker Drive
            Chicago, Illinois 60606

            Attention:  Peter C. Krupp
            Telecopier:  (312) 407-0411

      If to any Holder, at its address listed on the signature pages hereof.

Each party named above may change its address and that of its representative for notice by the giving of notice thereof in the manner hereinabove provided.

      Section 2.2 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth or provided for herein or therein.

      Section 2.3 Non-Waiver. The failure of any party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

      Section 2.4 Transferees. Other than in the case of transfers to the public pursuant to an effective Registration Statement or sales to the public pursuant to Rule 144 promulgated under the Securities Act, each Holder may (but shall not be required to) cause any proposed transferee of the Warrant or any interest therein or Shares issued upon exercise of the Warrant or any interest therein held by him or it to agree, by execution of a counterpart signature page hereto, to take and hold such Warrant or interest therein or such Shares issued upon exercise of the Warrant or interest therein, as the case may be, subject to the provisions and upon the conditions specified in this Agreement and to become a party to this Agreement.

      Section 2.5 No Superior Registration Rights. Without the written consent of the Holders holding the Warrant and any Shares issued upon exercise thereof, the Company will not grant any registration rights to any Person that are superior in any respect to those granted hereunder; provided, however, that this restriction shall not limit registration rights granted to the Company's customers with respect to an aggregate of 500,000 Shares (as adjusted for stock splits, stock dividends or the like).

      Section 2.6 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

      Section 2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its provisions concerning conflicts of law.

      Section 2.8 Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural.

      Section 2.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

      Section 2.10 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding at least a majority of the Registrable Shares held by all Holders.

      Section 2.11 Aggregation of Shares. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      Section 2.12 Definitions.

"Advice" shall have the meaning assigned in Section 1.5.

"Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" or "under common control with") for purposes of this definition shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Business Day" shall mean a day on which federally chartered banks located in New York City are not required or authorized to close and not be open for business (other than a Saturday or Sunday) under the Legal Requirements of the United States.

"Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

"Common Stock Equivalent" shall mean (without duplication with any other Common Stock or Common Stock Equivalent) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event.

"Company" shall have the meaning assigned in the introductory paragraph hereof.

"Demand Registration" shall have the meaning assigned in Section 1.1(a).

"Demand Request" shall have the meaning assigned in Section 1.1(a).

"Excluded Registration" shall mean a registration under the Securities Act of securities registered on Form S-4 or S-8 or any similar successor form.

"Holder" means (i) Capricorn Investors III, L.P. and (ii) any direct or indirect transferee of Capricorn Investors III, L.P. who shall become a party to this Agreement in accordance with Section 2.4.

"Legal Requirement" shall mean any and all applicable (a) federal, state or local laws, rules, ordinances, codes and regulations, (b) judgments, orders, writs, injunctions and decrees and (c) undertakings to or agreements with any court or governmental agency.

"Material Adverse Effect" shall have the meaning assigned in Section 1.1(d).

"Maximum Offering Size" shall have the meaning assigned in Section 1.2(b).

"NASD" shall have the meaning assigned in Section 1.6.

"Permitted Third-Party Holder" shall mean any Person, other than the Holders of Registrable Shares, who shall have been granted registration rights by the Company that are pari passu with the registration rights granted to the Holders pursuant to this Agreement and which registration rights (i) specifically permit the Holders of Registrable Shares to participate in such Person's demand registrations on a pari passu basis with such Person and (ii) were not granted in violation of Section 2.5 of this Agreement.

"Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

"Registrable Shares" means any Shares issued or issuable upon exercise of the Warrant or any interest therein and Shares issued as a dividend or other distribution with respect to any such Shares; provided, however, that Registrable Shares shall not include any Shares (i) the sale of which has been registered pursuant to the Securities Act and which Shares have been sold pursuant to such registration or (ii) which have been sold to the public pursuant to Rule 144(k) (or a successor rule or regulation), as promulgated under the Securities Act.

"Registration Expenses" shall have the meaning assigned in Section 1.6.

"Released Holder" shall have the meaning assigned in Section 1.3.

"Requesting Holders" shall have the meaning assigned in Section 1.1(a).

"Required Filing Date" shall have the meaning assigned in Section 1.1(a).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller Affiliates" shall have the meaning assigned in Section 1.7.

"Shares" shall mean the shares of Common Stock of the Company.

"Suspension Notice" shall have the meaning assigned in Section 1.5.

"Warrant" means the Warrant initially exercisable for an aggregate of 1,200,000 Shares, dated February 23, 2001, issued to Capricorn Investors III, L.P.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have hereunto executed this Registration Rights Agreement as of the date first written above.


                                CCC INFORMATION SERVICES GROUP INC.

                                By: /s/ Reid E. Simpson
                                    -------------------------------------
                                Name: Reid E. Simpson
                                Title: Executive Vice President
                                       and Chief Financial Officer


                                CAPRICORN INVESTORS III, L.P.
                                By: Capricorn Holdings III, LLC,
                                    its General Partner

                                By: /s/ Herbert S. Winokur, Jr.
                                    -------------------------------------
                                Name: Herbert S. Winokur, Jr.
                                Title: Manager

                                Address:

                                30 East Elm Street
                                Greenwich, Connecticut 06830